EXHIBIT 16.1

September 3, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Dear Sir/Madam:

We have read the statements under item 4.01 in the Form 8-K dated September 3, 2024 of Noble Roman’s Inc. to be filed with the Securities and Exchange Commission and we concur with such statements made regarding our firm. We have no basis to agree or disagree with other statements contained herein.

Very truly yours,

Assurance Dimensions, Inc.

Certified Public Accountants